Exhibit 99.1

FINANCIAL NEWS

Cirrus Logic Reports Fiscal First Quarter Revenue of $407.3 Million

AUSTIN, Texas – August 5, 2025 – Cirrus Logic, Inc. (NASDAQ: CRUS) today posted on its website at investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter of fiscal year 2026, which ended June 28, 2025, as well as the company’s current business outlook.
“Cirrus Logic delivered strong financial results for the June quarter driven by robust demand for our custom boosted amplifier and first 22-nanometer smart codec shipping in smartphones,” said John Forsyth, Cirrus Logic president and chief executive officer. “During the quarter, we also executed against our growth strategy to drive product and end-market diversification. Our progress included gaining traction in the laptop market and ramping production of our latest-generation general market components that target the professional audio, automotive, industrial, and imaging end markets. With a growing roadmap of products and a proven track record of execution, we believe Cirrus Logic is well-positioned to grow long-term shareholder value.”

Reported Financial Results – First Quarter FY26
•Revenue of $407.3 million;
•GAAP and non-GAAP gross margin of 52.6 percent;
•GAAP operating expenses of $141.6 million and non-GAAP operating expenses of $119.5 million; and
•GAAP earnings per share of $1.14 and non-GAAP earnings per share of $1.51.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY26
•Revenue is expected to range between $510 million and $570 million;
•GAAP gross margin is forecasted to be between 51 percent and 53 percent; and
•Combined GAAP R&D and SG&A expenses are anticipated to range between $153 million and $159 million, including approximately $20 million in stock-based compensation expense and $2 million in amortization of acquired intangibles, resulting in a non-GAAP operating expense range between $131 million and $137 million.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to discuss its financial results and business outlook. Participants may listen to the conference call on the investor relations website at investor.cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion or by calling (609) 800-9909 or toll-free at (800) 770-2030 (Access Code: 95424).

About Cirrus Logic, Inc.
Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Investor Contact:
Chelsea Heffernan
Vice President, Investor Relations
Cirrus Logic, Inc.
(512) 851-4125
Investor@cirrus.com

Use of non-GAAP Financial Information
To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, effective tax rate, free cash flow, and free cash flow margin. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statement about our ability to grow long-term shareholder value; and our estimates for the second quarter fiscal year 2026 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock-based compensation expense, and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially, and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: the level and timing of orders and shipments during the second quarter of fiscal year 2026; customer cancellations of orders; the failure to place orders consistent with forecasts; changes in government trade policies, including the imposition of tariffs or export restrictions; and global economic conditions and uncertainty, along with the risk factors listed in our Form 10-K for the year ended March 29, 2025 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise, unless required by law.

Summary Financial Data Follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(in thousands, except per share data; unaudited)

	Three Months Ended
	Jun. 28,	Mar. 29,	Jun. 29,
	2025	2025	2024
	Q1'26	Q4'25	Q1'25
Audio	$240,043	$255,326	$218,970
High-Performance Mixed-Signal	167,229	169,130	155,056
Net sales	407,272	424,456	374,026
Cost of sales	193,242	197,720	185,101
Gross profit	214,030	226,736	188,925
Gross margin	52.6%	53.4%	50.5%

Research and development	102,892	103,420	105,363
Selling, general and administrative	38,744	37,370	36,770
Total operating expenses	141,636	140,790	142,133

Income from operations	72,394	85,946	46,792

Interest income	8,622	8,604	8,202
Other income (expense)	(388)	55	1,609
Income before income taxes	80,628	94,605	56,603
Provision for income taxes	19,931	23,338	14,508
Net income	$60,697	$71,267	$42,095

Basic earnings per share	$1.17	$1.35	$0.79
Diluted earnings per share:	$1.14	$1.31	$0.76

Weighted average number of shares:
Basic	51,727	52,756	53,433
Diluted	53,319	54,324	55,665

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(in thousands, except per share data; unaudited)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended
	Jun. 28,	Mar. 29,	Jun. 29,
	2025	2025	2024
Net Income Reconciliation	Q1'26	Q4'25	Q1'25
GAAP Net Income	$60,697	$71,267	$42,095
Amortization of acquisition intangibles	1,647	1,647	1,972
Stock-based compensation expense	20,809	19,491	21,385
Lease impairment	—	—	1,019
Adjustment to income taxes	(2,839)	(1,772)	(4,105)
Non-GAAP Net Income	$80,314	$90,633	$62,366

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$1.14	$1.31	$0.76
Effect of Amortization of acquisition intangibles	0.03	0.03	0.03
Effect of Stock-based compensation expense	0.39	0.36	0.38
Effect of Lease impairment	—	—	0.02
Effect of Adjustment to income taxes	(0.05)	(0.03)	(0.07)
Non-GAAP Diluted earnings per share	$1.51	$1.67	$1.12

Operating Income Reconciliation
GAAP Operating Income	$72,394	$85,946	$46,792
GAAP Operating Profit	17.8%	20.2%	12.5%
Amortization of acquisition intangibles	1,647	1,647	1,972
Stock-based compensation expense - COGS	300	360	266
Stock-based compensation expense - R&D	13,072	13,079	15,763
Stock-based compensation expense - SG&A	7,437	6,052	5,356
Lease impairment	—	—	1,019
Non-GAAP Operating Income	$94,850	$107,084	$71,168
Non-GAAP Operating Profit	23.3%	25.2%	19.0%

Operating Expense Reconciliation
GAAP Operating Expenses	$141,636	$140,790	$142,133
Amortization of acquisition intangibles	(1,647)	(1,647)	(1,972)
Stock-based compensation expense - R&D	(13,072)	(13,079)	(15,763)
Stock-based compensation expense - SG&A	(7,437)	(6,052)	(5,356)
Lease impairment	—	—	1,019
Non-GAAP Operating Expenses	$119,480	$120,012	$118,023

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$214,030	$226,736	$188,925
GAAP Gross Margin	52.6%	53.4%	50.5%
Stock-based compensation expense - COGS	300	360	266
Non-GAAP Gross Profit	$214,330	$227,096	$189,191
Non-GAAP Gross Margin	52.6%	53.5%	50.6%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$19,931	$23,338	$14,508
GAAP Effective Tax Rate	24.7%	24.7%	25.6%
Adjustments to income taxes	2,839	1,772	4,105
Non-GAAP Tax Expense	$22,770	$25,110	$18,613
Non-GAAP Effective Tax Rate	22.1%	21.7%	23.0%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.37	$0.43	$0.26
Adjustments to income taxes	0.05	0.03	0.07
Non-GAAP Tax Expense	$0.42	$0.46	$0.33

CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands; unaudited)

	Jun. 28,	Mar. 29,	Jun. 29,
	2025	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$548,870	$539,620	$491,351
Marketable securities	65,925	56,160	25,680
Accounts receivable, net	214,085	216,009	190,079
Inventories	278,984	299,092	232,566
Prepaid wafers	61,934	52,560	84,700
Other current assets	71,324	76,293	77,365
Total current Assets	1,241,122	1,239,734	1,101,741

Long-term marketable securities	232,959	239,036	227,527
Right-of-use lease assets	123,718	126,688	136,295
Property and equipment, net	154,340	159,900	170,953
Intangibles, net	25,718	27,461	27,624
Goodwill	435,936	435,936	435,936
Deferred tax asset	54,037	48,150	54,622
Long-term prepaid wafers	—	15,512	50,375
Other assets	26,887	34,656	60,552
Total assets	$2,294,717	$2,327,073	$2,265,625

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$66,321	$63,162	$77,562
Accrued salaries and benefits	43,146	52,075	41,101
Lease liability	21,075	21,811	22,058
Other accrued liabilities	58,136	58,140	61,021
Total current liabilities	188,678	195,188	201,742

Non-current lease liability	120,272	121,908	132,016
Non-current income taxes	44,693	44,040	52,704
Other long-term liabilities	10,790	16,488	31,533
Total long-term liabilities	175,755	182,436	216,253

Stockholders' equity:
Capital stock	1,881,472	1,860,281	1,792,283
Accumulated earnings	49,035	90,351	58,591
Accumulated other comprehensive loss	(223)	(1,183)	(3,244)
Total stockholders' equity	1,930,284	1,949,449	1,847,630
Total liabilities and stockholders' equity	$2,294,717	$2,327,073	$2,265,625

Prepared in accordance with Generally Accepted Accounting Principles

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands; unaudited)

	Three Months Ended

	Jun. 28,	Jun. 29,
	2025	2024
	Q1'26	Q1'25
Cash flows from operating activities:
Net income	$60,697	$42,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,173	12,359
Stock-based compensation expense	20,809	21,385
Deferred income taxes	(5,938)	(5,897)
Other non-cash charges	(16)	1,104
Net change in operating assets and liabilities:
Accounts receivable, net	1,924	(27,601)
Inventories	20,108	(5,318)
Prepaid wafers	6,138	12,354
Other assets	2,014	(5,459)
Accounts payable and other accrued liabilities	(8,806)	12,037
Income taxes payable	6,028	30,102
Net cash provided by operating activities	116,131	87,161
Cash flows from investing activities:
Maturities and sales of available-for-sale marketable securities	22,990	12,646
Purchases of available-for-sale marketable securities	(26,435)	(69,060)
Purchases of property, equipment and software	(2,638)	(9,990)
Investments in technology	(132)	(155)
Net cash used in investing activities	(6,215)	(66,559)
Cash flows from financing activities:
Net proceeds from the issuance of common stock	382	10,196
Repurchase of stock to satisfy employee tax withholding obligations	(1,049)	(1,219)
Repurchase and retirement of common stock	(99,999)	(40,992)
Net cash used in financing activities	(100,666)	(32,015)
Net increase (decrease) in cash and cash equivalents	9,250	(11,413)
Cash and cash equivalents at beginning of period	539,620	502,764
Cash and cash equivalents at end of period	$548,870	$491,351

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(in thousands; unaudited)

Free cash flow, a non-GAAP financial measure, is GAAP cash flow from operations (or cash provided by operating activities) less capital expenditures. Capital expenditures include purchases of property, equipment and software as well as investments in technology, as presented within our GAAP Consolidated Condensed Statement of Cash Flows. Free cash flow margin represents free cash flow divided by revenue.

	Twelve Months Ended	Three Months Ended

	Jun. 28,	Jun. 28,	Mar. 29,	Dec. 28,	Sep. 28,
	2025	2025	2025	2024	2024
	Q1'26	Q1'26	Q4'25	Q3'25	Q2'25

Net cash provided by operating activities (GAAP)	$473,336	$116,131	$130,386	$218,588	$8,231
Capital expenditures	(21,378)	(2,770)	(9,181)	(6,687)	(2,740)
Free Cash Flow (Non-GAAP)	$451,958	$113,361	$121,205	$211,901	$5,491

Cash Flow from Operations as a Percentage of Revenue (GAAP)	25%	29%	31%	39%	2%
Capital Expenditures as a Percentage of Revenue (GAAP)	1%	1%	2%	1%	1%
Free Cash Flow Margin (Non-GAAP)	23%	28%	29%	38%	1%

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(in millions; unaudited)
(not prepared in accordance with GAAP)

Q2 FY26
Guidance
Operating Expense Reconciliation
GAAP Operating Expenses	$153 - 159
Stock-based compensation expense	(20)
Amortization of acquisition intangibles	(2)
Non-GAAP Operating Expenses	$131 - 137